Exhibit 10.1

April 30, 2009

Gary Granoff, President

Elk Associates Funding Corp.

747 Third Avenue

New York, NY  10017

Re:

Line Letter for $352,000.00 Line of Credit

Dear Mr. Granoff::

Israel Discount Bank of New York (“IDB”) is pleased to advise you that it is prepared to renew its existing line of credit to Elk Associates Funding Corp. (the “Borrower”), a corporation organized and in good standing under the laws of the State of New York, an uncommitted discretionary demand line of credit (“Line” or “Credit Facility”) in the maximum principal amount of $352,000.00, as part of a co-lending facility with Bank Leumi (and junior indebtedness extended by the Small Business Administration (“SBA”)), subject to the following terms and conditions of this line letter agreement (“Line Letter”) used forth below:

Borrower may utilize this Line until October 31, 2009 (the “Expiration Date”);  provided, however, that Borrower acknowledges the continuing availability of this Line is at all times subject to IDB’s sole and absolute discretion, and nothing in this Line Letter, the Note (as defined below) or any other documents relating to this Line Letter, or the enumeration in this Line Letter or the Note of specific events of default, conditions and/or covenants shall be construed to qualify, define or otherwise limit IDB's right, power, or ability, at any time, under applicable law, to (a) cancel this Line without prior notice, (b) demand payment of the entire outstanding principal amount, accrued interest and other fees and expenses due under this Line and the Note or (c) deny any extension of credit under this Line.  Borrower agrees that Borrower's breach of or default under any enumerated obligations or conditions is not the only basis for demand to be made or for a request for an extension of credit to be denied, as Borrower's obligation to make payment shall at all times remain a demand obligation. Notwithstanding anything in this Line Letter to the contrary, this Line Letter does not create a commitment or obligation to lend by IDB and Borrower acknowledges that IDB has no obligation to lend.

Credit Facility:

IDB establishes for the benefit of the Borrower the uncommitted Credit Facility pursuant to which IDB may, in its sole discretion and pursuant to the Borrower’s requests, make advances under a revolving credit line (“Revolving Credit Line” as further described below in subparagraph (a)) in the aggregate amount of the lesser of: (i) $352,000.00; or (ii) IDB’s pro rata share of the Borrowing Base (“Maximum Credit Amount”).  Subject to such availability, such extensions of credit shall be available under the Line and limited to the following sublimits:

(a)

Revolving Credit Line.  Advances under the Revolving Credit Line shall be evidenced by IDB’s Demand Grid Promissory Note (the “Note”) in the principal amount of $352,000.00.  Any advance under the Line made at the discretion of IDB shall be in an amount not less than $100,000.00.

Purpose:

The purpose of the Credit Facility shall be for working capital.

Interest and

Interest.

Principal

Payments:

(a)

Rate.  Each advance under the Revolving Credit Line shall bear interest at a rate of interest established by IDB as its prime rate of interest, as determined by IDB from (the “Prime Rate”), plus a margin of 100 basis points. Any change in the Prime Rate shall take effect on the date of the change in the Prime Rate; or

(b)

Interest Payments.  Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly pursuant to the terms of the Note.

(c)

Interest Rate Floor.  There shall be an interest rate floor

  of 4.50% for all borrowings under the Credit Facility.

Principal.

Prior to the Expiration Date and further provided that no Event of Default has occurred, the unpaid principal amount due under the Line may be repaid and reborrowed in accordance with and pursuant to the terms of the Note.

All amounts of interest, principal and other fees and other charges shall be payable no later than the Expiration Date, or upon the occurrence and continuation of an Event of Default.

Borrowing Base:

As noted above, the Maximum Credit Amount for the Credit Facility shall be the lesser of: (i) $352,000.00; or (ii) IDB’s pro rata share of the Borrowing Base.  The Borrowing Base shall mean that amount of Bank debt plus SBA debt not to exceed:

a)

80% of eligible receivables (less than 90 days past due) taxi loans, and diversified loans, or assets acquired, excluding all bank syndicated loans, plus

b)

70% of ineligible taxi loans where such loans are less than 70%

of medallion values, plus

c)

50% of delinquent diversified loans secured by first liens, real

estate owned equity investments or leased assets acquired,   plus

d)

30% of other assets, and loans with second mortgages on real estate, plus

e)

60% of all bank syndicated loans.

Fees and

Charges:

Other fees and charges applicable to the Credit Facility are set forth on Schedule 1.  Additionally, other fees may be applicable to deposit accounts and other financial products and services offered by IDB, which are set forth in separate account agreements and schedules applicable to such accounts and products, and are subject to change.

Collateral:

The Credit Facility shall be secured by (i) a perfected first priority security interest in all assets and personal property of the Borrower, whether now owned or hereafter acquired, pursuant to IDB’s General Security Agreement, duly filed UCC financing statements and such other and further documentation as IDB determines necessary in its discretion and (ii) an assignment of that certain time deposit designated to account no.     5045755   in the name of Borrower (“Time Deposit”). /s/KL

Guarantees:

The following guarantors (each, a “Guarantor”, collectively, “Guarantors”) shall guarantee the full and prompt repayment of all loans, extensions of credit and financial accommodations provided under the Credit Facility together with interest and costs thereon pursuant to IDB’s Guaranty Agreement (the “Guarantee”). In addition, the Line shall be guaranteed by all subsidiaries hereafter formed or acquired by the Borrower and each such new subsidiary shall execute a Guarantee promptly after the Bank’s request therefore.

Name	Address
Ameritrans Capital Corp.	747 Third Avenue New York, NY 10017

Covenants and

Conditions:

The Credit Facility is subject to the following financial covenants and conditions:

1.

No Change of Name.  The Borrower shall not change its name without the prior written consent of IDB.

2.

Compliance; Existence.  The Borrower shall comply with laws and contractual obligations, payment of obligations and preserve its existence.

3.

Time Deposit.  From and after May 31, 2009, the value of the Time Deposit shall at all times equal at least 100% of the principal, interest, fees and other charges outstanding to IDB under the Credit Facility at the time in question (the “Minimum Value”).  If at any time, or from time to time, the Time Deposit has an aggregate value of less than the Minimum Value, then, the Borrower shall pledge and/or assign, to IDB, and grant a security interest in such additional collateral by opening an additional Time Deposit held by IDB for the account of Borrower to increase the aggregate value of the Time Deposits to the Minimum Value, or else the Borrower shall within three (3) days after demand by the IDB pay cash to IDB to be credited to the principal, interest, fees and other charges outstanding under the Credit Facility in an amount equal to the difference between the Minimum Value less the then value of the Time Deposit.

Conditions

Precedent:

Prior to the Borrower’s initial and each subsequent request for an advance or financial accommodation under the Credit Facility, it shall have provided to IDB the following:

1.

Payment of all fees, expenses and charges invoiced by IDB;

2.

Satisfactory completion of standard due diligence, including Know Your Customer procedures, searches and reports required by IDB, including the Field Exam confirming parameters of Borrowing Base, with all costs for the account of the Borrower;

3.

Receipt of satisfactory financial statements and projections for the current fiscal year, which reflect compliance with all covenants of this Line Letter;

4.

The Borrower shall open and maintain its operating deposit accounts with IDB; and

5.

The absence of any action, suit, investigation or proceeding pending or threatened in any court of before any arbitrator or governmental authority that purports (a) to materially and adversely impact the Borrower, its subsidiaries or any  Guarantor, or (b) to affect any transaction contemplated hereby or the ability of the Borrower, its subsidiaries or any Guarantor to perform their respective obligations under the Credit Facility.

ial

Financial

Information:

The Borrower agrees that, so long as any obligations under the Credit

      Facility remain outstanding, the Borrower shall furnish to IDB:

1.

Within 90 days after the end of each of its fiscal years, the financial statements of the Borrower dated as of the end of the reported fiscal year, which shall be audited by a certified public accountant acceptable to IDB and be without material exception or qualification, along with consolidating schedules of the Borrower;

2.

Within 45 days of the fiscal quarter ending 3/30, 9/30 and 12/31 the financial statements of the Borrower dated as of the end of the reported fiscal quarters. These statements may be prepared by management;

3.

Signed monthly Borrowing Base Certificates by the 20th of the following month in form satisfactory to IDB and an accounts receivable aging report, including a roll forward of accounts receivable reflecting sales, collections and credits for the prior month and such other information as IDB may require; and

4.

Notice of default, litigation, proceedings or investigations, and material changes in accounting or financing reporting practices.

Examinations:

The Borrower shall allow representatives of IDB to examine any of its books, records and collateral, at any reasonable time.  Examinations will normally take place once a year but may be done more frequently at IDB’s discretion and shall be for the account of the Borrower.

Documentation:

The utilization of the Credit Facility will be subject to the execution and delivery to IDB of such agreements, documents, instruments, and certificates as may be requested by IDB and its counsel to evidence the Credit Facility, guarantees, security interests and other matters relating to the Credit Facility in form and substance satisfactory to IDB and its counsel, in their sole discretion.  The loan documents shall contain normal and customary default provisions, as applicable.  Reasonable legal fees and costs shall be for the account of the Borrower.

Negative

Covenants:

The Borrower is prohibited from: (i) incurring additional debt; (ii) granting liens (except as set forth in any intercreditor agreement to which IDB is a party); (iii), entering into agreements for joint ventures, mergers or sales of all or substantially all of Borrower’s assets; (iv) guaranteeing the indebtedness of other persons or entities; (v) making loans and advances to officers and related entities; (vi) entering into transactions with affiliates; or (vii) making material changes in the nature of its business.

USA Patriot Act:

To comply with applicable law, the Borrower, Guarantors and beneficial owners of the Borrower and Guarantor shall provide IDB with verifiable information including: name, address, and corporate tax identification number, date of birth and social security number (if an individual) and other information.  This information may be shared with government agencies and regulators as required by applicable law.  The Borrower further confirms and represents that it is in compliance with all applicable terms and conditions under the USA PATRIOT Act.

General

Information:

The Borrower shall supply IDB with other such information, reports, and statements as it may reasonably request, and agrees to cooperate with IDB in order to comply with the terms and conditions of this Line Letter.

Events of

Default:

The following shall constitute events of default (“Events of Default”) under the Line, entitling IDB to pursue all rights and remedies available under the loan documents and applicable law:

1.

Nonpayment of principal or interest due under the Credit Facility;

2.

Nonpayment of fees or other amounts due under the Credit Facility and such nonpayment is not cured within 5 business days from the due date;

3.

Any representation or warranty providing to have been materially incorrect when made or confirmed;

4.

Failure to perform or observe covenants set forth in the loan documents within 5 business days from such failure;

5.

Commencement of a bankruptcy or insolvency proceeding against the Borrower or Guarantors (and, in cases of an involuntary proceeding only, such action is not dismissed within 20 days);

6.

Actual or asserted invalidity of any loan document related to the Credit Facility;

7.

Change in control or ownership of Borrower; and

8.

Any other Events of Default set forth in the Note.

General

Indemnity:

Borrower shall indemnify IDB, its affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel of any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party, Borrower, its affiliates or any Guarantor arising out of, in connection with, or as a result of the execution and delivery of the loan documents for the Credit Facility or any related agreement or instrument contemplated, the performance by the parties to the loan documents or their respective obligations under such agreements or the consummation of the transactions contemplated by such agreements.

Waiver;

Jurisdiction:

IT IS UNDERSTOOD AND AGREED THAT IN THE EVENT OF ANY LITIGATION OR ACTION ARISING OUT OF OR RELATING TO THE CREDIT FACILITY OR THEIR BANKING RELATIONSHIP, THE UNDERSIGNED PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY AND CONSENT TO THE JURISDICTION OF THE COURTS OF (I) THE STATE OF NEW YORK OR (II) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK.  No waiver of any terms or conditions of this Line Letter or any other loan documents shall be effective unless set forth in writing and executed by the Borrower and officers of IDB.

Applicable Law:

This Letter and the terms and conditions contained herein are to be construed according to and governed by the internal laws of the State of New York.

Acceptance:

By signing below, the Borrower and Guarantors agrees to the terms and conditions set forth in this Line Letter, which terms may not be amended or modified unless in a writing executed by the Borrower and IDB.  The Guarantors unconditionally and irrevocably waive notice of any such amendments or modifications.

Please indicate your agreement and acceptance of the foregoing by signing and returning the enclosed copy of this letter by April 30, 2009.  Should you have any questions, please contact the undersigned at your convenience at (212) 551-8228.

Very truly yours,

ISRAEL DISCOUNT BANK OF NEW YORK

By: ____/s/ Kenneth Lipke _________________

Name:

Kenneth Lipke

Title:

First Vice President

By: ____/s/ Jeffrey Ackerman ___________

Name:

Jeffrey Ackerman

Title:

Senior Vice President

AGREED AND ACCEPTED:

Borrower:

ELK ASSOCIATES FUNDING CORP.

By:  ___/s/ Gary Granoff __________

Name:

Gary Granoff

Title:

President

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC

511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

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Exhibit 10.1

Guarantor:

AMERITRANS CAPITAL CORP.

By:  _/s/ Gary C. Granoff _________________

Name: Gary C. Granoff

Title:  CFO, Managing Director and Chairman

2

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC

511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

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Exhibit 10.1

Schedule 1

(Loan Fees1)

Description of Fee, Charge or Premium	Amount
Audit Confirmation Fee (administrative costs associated with each responses to auditors, accountants and other professionals)	$50.00
Custodial Monitoring Fee (payable $5,000 quarterly)	$20,000 per annum
Field Exam Fee (Annual) (to be paid directly to field examiner)	Actual Fees
Late Payment Premium (imposed after ten days from due date)[2]	Greater of: (a) 5% of Late Payment Amount; or (b) $200.00
Legal Fee (actual fees for IDB’s counsel, or market rate for IDB’s in-house counsel, for services rendered to and costs incurred by IDB in connection with the review and preparation of loan documents and other banking related services)	$350.00
Overadvance Fee (administrative costs associated with each advance exceeding approved Maximum Credit Amount)	$500.00
Small Item Advances (for each advance under the credit facility that is less than $100,000)	$150.00
Small Item Paydowns (for each principal paydown under the credit facility that is less than $100,000)	$150.00

Footnotes

1 This Schedule of Loan Fees is applicable to the subject Line and supplements all other schedules of fees and charges, as may be amended and updated by the Bank from time to time, for financial services and products offered by Bank.  The Schedule does not including additional fees that may become due and payable upon a Default or an Event of Default.

2 The Late Payment Premium is a separate from and in addition to the payment of any default rate of interest due under the subject credit facility.

3

ISRAEL DISCOUNT BANK OF NEW YORK • MEMBER FDIC

511 FIFTH AVE. NEW YORK, NY 10017-4997 • TEL: (212) 551-8500

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